Exhibit 99.1  Press Release

MARCH 2, 2000

PRESS RELEASE

From:               Massachusetts Fincorp, Inc.
Contact:            Paul C. Green, President & CEO
Corporate Office:   70 Quincy Avenue
                    Quincy, Massachusetts 02169
Telephone:          (617) 825-5555


FOR IMMEDIATE RELEASE:

                    MASSACHUSETTS FINCORP, INC. ANNOUNCES
              APPOINTMENT OF TREASURER AND CORPORATE SECRETARY


Quincy, MA -- March 2, 2000 -- Massachusetts Fincorp, Inc. (OTCBB: MAFN) (the "Company") announced today its Board of Directors appointed Paul C. Green as Treasurer, effective March 10, 2000 and Renee R. Czajkowski as Corporate Secretary, effective immediately. Mr. Green will continue his duties as Chairman of the Board, President and Chief Executive Officer of the Company. Such appointments resulted from the resignation of Ruth J. Rogers, Chief Financial Officer, Treasurer and Corporate Secretary of the Company. Ms. Rogers, who will be resigning effective March 10, 2000, will be taking a position with another Massachusetts-based financial institution. Mr. Green's appointment as Treasurer is expected to last until an appropriate replacement for Ms. Rogers is identified.

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